UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 8, 2008
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri (Address of principal executive offices)	63101-1826 (Zip Code)

Registrant’s telephone number, including area code (314) 342-3400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On May 8, 2008, Dr. Henry Givens and Dr. James R. Schlesinger retired from the Peabody Energy Corporation (“Peabody”) Board of Directors pursuant to Peabody’s mandatory retirement policy for directors. In addition, Roger B. Walcott, Jr., Executive Vice President, is expected to retire from Peabody on June 1, 2008.
(e) On May 8, 2008, the shareholders of Peabody approved the 2008 Management Annual Incentive Compensation Plan (the “Plan”). The purpose of the Plan is to provide Peabody’s eligible officers with annual performance-based incentive compensation. Additionally, the Plan is intended to focus their interests on, and reward them for the achievement of, the key measures of Peabody’s success and for increasing shareholder value.
The main features of the Plan are described below. The following summary is qualified by reference to the full text of the Plan, which is filed as Exhibit 99.1 hereto.
Administration. The Plan will be administered by the Compensation Committee, or another committee determined by the Board of Directors (the “Committee”). Each member of the Committee will be an “outside director” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)), of Peabody. The Committee will have broad authority to administer and interpret the Plan.
Eligibility. Peabody’s officers who are subject to Section 16 of the Securities Exchange Act of 1934 and selected by the Committee to be participants will be eligible to receive awards under the Plan. In general, such officers include Peabody’s president, principal financial officer, principal accounting officer, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for Peabody. Officers who are selected to be participants in the Plan may be considered to have an interest in the Plan.
Awards. For each award to a participant under the Plan, the Committee will (1) establish a performance period of up to one year, (2) set forth one or more performance goals for that period and (3) state the maximum amount to be awarded to the participant if the performance goals for the performance period are met. However, the actual amount of the award that will be granted to a participant will be determined by the Committee. The Committee also has discretion under the Plan to reduce (but not increase) the amount of an award. Such reduction may be based on the criteria or factors the Committee establishes. For example, these factors might include Peabody’s operating income, Peabody’s revenue, Peabody’s achievement of non-financial goals or a participant’s individual performance. However, no participant may receive payment of an award for which the maximum payout would exceed $5,000,000 during any calendar year.
The performance goals will be established by the Committee before a performance period begins, or during the performance period as long as no more than 25% of the period has elapsed. In addition, attainment of the performance goal must be substantially uncertain at the time the goal is established. Each performance goal will be based on certain performance measures, which include the following:
•	Earnings before any or all of interest, taxes, depreciation, depletion and/or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	Earnings (either in the aggregate or on a per-share basis);

•	Net income or loss (either in the aggregate or on a per-share basis);

•	Operating profit;

•	Growth or rate of growth in cash flow;

•	Cash flow provided by operations (either in the aggregate or on a per-share basis);

•	Free cash flow (cash flow provided by operations less capital expenditures)(either in the aggregate on a per-share basis);

•	Costs;

•	Gross revenues;

•	Reductions in expense levels;

•	Operating and maintenance cost management and employee productivity;

•	Shareholder returns (including, but not limited to, return on assets, investments, equity, or gross sales);

•	Return measures (including, but not limited to, return on assets, equity, invested capital or sales);

•	Growth or rate of growth in return measures;

•	Share price (including, but not limited to, growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

•	Net economic value;

•	Economic value added;

•	Aggregate product unit and pricing targets;

•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions, divestitures, joint ventures or other corporate transactions;

•	Achievement of business or operational goals such as market share and/or business development;

•	Achievement of diversity objectives;

•	Customer satisfaction indicators;

•	Debt ratings, debt leverage and debt service;

•	Safety performance;

•	Business unit and site accomplishments; and/or

•	Dividend payments.
Awards will only be paid after the Committee certifies in writing that the applicable performance goals were met and determines the amount to be awarded to the participant. Each award under the Plan shall be paid in a lump sum cash payment, unless the Committee exercises its discretion to pay all or a portion of the award in stock, restricted stock, stock options, or other stock-based or stock-denominated compensation, which will be made in accordance with a Peabody equity compensation plan that is in existence at the time of the award payment. Any award that becomes payable under the Plan will be paid in the calendar year immediately following the calendar year in which the performance period ends and no later than March 15 of such immediately following calendar year. Generally, a participant must be employed by Peabody on the award payment date in order to receive an award. If the participant is not employed by Peabody on the award payment date, and if the participant does not have a written agreement with Peabody stating otherwise, the participant shall forfeit his or her award.
Plan Modification and Termination. The Board of Directors may modify or terminate the Plan at any time. However, any modification of the Plan that changes the class of employees eligible to participate in the Plan, the performance measures on which performance goals may be based or the maximum amount that may be paid to a participant in a calendar year will not be effective unless approved by Peabody’s shareholders, unless such approval would not be required to continue to treat awards as “performance-based” under Section 162(m) of the Internal Revenue Code.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Peabody Energy Corporation 2008 Management Annual Incentive Compensation Plan (Incorporated by reference to Appendix B to the Registrant’s Proxy Statement for the 2008 Annual Meeting of Shareholders, filed on March 27, 2008).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
May 9, 2008	By:	/s/ Alexander C. Schoch
		Name:	Alexander C. Schoch
		Title:	Executive Vice President Law, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Peabody Energy Corporation 2008 Management Annual Incentive Compensation Plan (Incorporated by reference to Appendix B to the Registrant’s Proxy Statement for the 2008 Annual Meeting of Shareholders, filed on March 27, 2008).

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